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                                                                 Exhibit (n) (i)

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 for Zenith Flexible Life 2001, issued through the New England Variable Life Separate Account (File No. 333-103193). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:    /s/ Stephen E. Roth
                                                 -------------------------------
                                                   Stephen E. Roth

Washington, D.C.
September 5, 2003